Exhibit 99.1


         Possis Receives FDA Clearance for GuardDOG(R) Occlusion System;
      New Device Allows Physicians to Quickly and Effectively Manage Blood
                      Flow During Peripheral Interventions


     MINNEAPOLIS--(BUSINESS WIRE)--Aug. 22, 2006--Possis Medical, Inc. (NASDAQ:POSS), today announced that it has received 510(k) clearance from the U.S. Food and Drug Administration (FDA) for its GuardDOG(R) Occlusion System for use during the treatment of peripheral vascular disease. The GuardDOG System enables physicians to quickly and effectively manage local blood flow while employing interventional techniques and devices to treat vascular disease.
     "We are excited about the potential of the GuardDOG System," said Robert G. Dutcher, CEO of Possis Medical. "Peripheral vascular disease is a potentially limb and life threatening condition, and the GuardDOG Occlusion System provides a new option for controlling local blood flow and facilitating infusion of therapeutic or diagnostic fluids, as well as delivery of interventional devices."
     The GuardDOG Occlusion System is the first guidewire-based occlusion device designed and marketed with the specific challenges of the peripheral vasculature in mind. It features a 0.035" diameter guidewire, preferred for peripheral interventions, and a soft, compliant, CO2-filled balloon providing quick inflation and deflation. Designed to facilitate delivery of over-the-wire interventional tools, the GuardDOG System can be delivered through 0.038" diagnostic catheters to the treatment site. The GuardDOG System can be inflated, deflated and positioned up to three times during a single procedure, improving efficiencies in both routine and complicated procedures. These GuardDOG System features enable physicians to manage blood flow and achieve desired occlusion in peripheral vessels 3-6mm in size.
     Said Dutcher, "Effective blood flow management is important in minimizing interventional treatment risks. Based on physician feedback, we believe the GuardDOG device will also enhance the effectiveness of our AngioJet(R) Rheolytic(TM) Thrombectomy System and PowerPulse(TM) lytic drug delivery therapy in the removal of tough peripheral thrombus."
     Possis is currently completing necessary production requirements in preparation for market evaluations at select medical sites to support full U.S. market release of the GuardDOG System by the end of the calendar year. Anticipated revenue from the GuardDOG System is reflected in the Company's current guidance for fiscal 2007.
     In addition to the 0.0035" GuardDOG device, Possis is also developing a 0.014" version of the device. The Company expects 510(k) clearance for the 0.014" version later in fiscal 2007.

     About Possis Medical, Inc.

     Possis Medical, Inc. develops, manufactures and markets pioneering medical devices for the large and growing cardiovascular and vascular treatment markets. The AngioJet(R) Rheolytic(TM) Thrombectomy System is marketed in the United States for blood clot removal from native coronary arteries, leg arteries, coronary bypass grafts and AV dialysis access grafts.

     Certain statements in this press release constitute "forward-looking statements" within the meaning of Federal Securities Laws. Some of these statements relate to product performance, market acceptance, regulatory approvals, and new product introductions. These statements are based on our current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements, such as, the effectiveness of our sales and marketing efforts, our ability to effectively manage new product development timelines, and our ability to generate suitable clinical data. A discussion of these and other factors that could impact the Company's future results are set forth in the cautionary statements included in the Company's Form 10-K for the year ended July 31, 2005, filed with the Securities and Exchange Commission.


     CONTACT: Possis Medical, Inc., Minneapolis
              Jules L. Fisher, 763-450-8011
              Jules.Fisher@possis.com